Case No. 10-12302 PJW

Reporting Period: May 1 through May 31, 2011

Capital Growth Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
For the month ended May 31,  2011
(Unaudited)
For the month ended May 31, 2011

REVENUES	$2,214,404

COST OF REVENUES	1,618,167

GROSS MARGIN	596,237

OPERATING EXPENSES

Compensation	438,745
Travel and entertainment	47,710
Occupancy	75,731
Professional services	17,511
Insurance	16,953
Bad Debt Expense	52,931
Depreciation & Amortization	26,308
Restructuring Expenses	82,181
Other	32,860

TOTAL OPERATING EXPENSES	790,930

OPERATING INCOME (LOSS)	(194,693)

Interest Expense	821,614
(Gain) Loss on Sale of Assets and Assumption of Liabilities	(35,520,382)
Income Tax Expense	42,944

NET INCOME (LOSS)	$34,461,131

Case No.10-12302 PJW
Reporting Period: May 1 through May 31, 2011

Capital Growth Systems, Inc.and Subsidiaries
Condensed Consolidated Statements of Operations
For the five-month period ended May 31, 2011
(Unaudited)
For the five-month period ended May 31, 2011

REVENUES	$19,787,589

COST OF REVENUES	14,744,883

GROSS MARGIN	5,042,706

OPERATING EXPENSES

Compensation	3,787,392
Travel and entertainment	371,234
Occupancy	787,017
Professional services	403,195
Insurance	133,335
Bad Debt Expense	82,931
Depreciation & Amortization	911,617
Restructuring Expenses	1,258,788
Other	-68,404

TOTAL OPERATING EXPENSES	7,667,105

OPERATING INCOME (LOSS)	(2,624,399)

Interest Expense	6,469,110
(Gain) Loss on Sale of Assets and Assumption of Liabilities	(35,521,917)
Income Tax Expense	90,454

NET INCOME (LOSS)	$26,337,954

Case No.10-12302 PJW

Reporting Period: May 1 through May 31, 2011

Capital Growth Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
May 31, 2011
(Unaudited)
May 31, 2011

ASSETS
CURRENT ASSETS
Cash	$2,360,559
Accounts Receivable, net	0
Other Current Assets	3,426,620
Total Current Assets	5,787,179

Fixed Assets, gross	2,449,750
Accumulated Depreciation	(2,430,782)
Fixed Assets, net	18,968

Other Assets	0
Intangible Assets	0
Goodwill	0

TOTAL ASSETS	$5,806,147

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Current maturities of long-term debt	$0
Post-Petition Accounts Payable	2,211,005
Pre-Petition Accounts Payable	0
Post-Petition Accrued Expenses	9,410,087
Pre-Petition Accrued Expenses	1,721,777
Deferred Revenue	0
Total Current Liabilities	13,342,869

Long-term debt	0
Taxes	0

Total Liabilities	13,342,869

SHAREHOLDERS' EQUITY (DEFICIT)
Common stock	17,015
Additional Paid in Capital	91,856,979
Retained Earnings, beginning of year	(125,359,811)
Cumulative (gain) loss on currency translation	(388,859)
Current Year Retained Earnings Inc/Loss	26,337,954

Total Equity	(7,536,722)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$5,806,147

Case No.	10-12302 PJW
Reporting Period: May 1 through
May 31, 2011

Capital Growth Systems, Inc.
Consolidated AP Aging Report (post-petition)

As of 5/31/2011

	Current	31-60	61-90	Over 90	Total
Total Trade Accounts Payable	$0	$11,802	$36,393	$2,162,810	$2,211,005

Case No.	10-12302 PJW
Reporting Period: May 1 through
May 31, 2011

Capital Growth Systems, Inc.
Consolidated AR Aging Report (Gross Receivables)

As of 5/31/2011

	Current	1-30 Days	31 - 60 Days	61+	Total
Total Trade Accounts Receivables	$0	$0	$0	$0	$0